Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

(in millions, except per share data and as noted)	2007 Q3	2007 Q2		2007 Q1	2006 Q4	2006 Q3
Earnings (Reported Basis)
Net Interest Income	$1,624.5	$1,538.6	(2)	$1,604.5	$1,393.0	$1,294.5
Non-Interest Income	2,149.7	1,971.9		1,774.4 (3)	1,671.5	1,761.4

Total Revenue(6)	3,774.2	3,510.5		3,378.9	3,064.5	3,055.9
Provision for Loan Losses	595.5	396.7		350.0	513.2	430.6
Marketing Expenses	332.7	326.1		330.9	395.4	368.5
Restructuring Expenses (5)	19.4	91.1		—	—	—
Operating Expenses	1,582.2 (4)	1,617.4	(4),(13)	1,643.2 (4)	1,567.3	1,358.1

Income Before Taxes	1,244.4	1,079.2		1,054.8	588.6	898.7
Tax Rate(7)	34.4%	28.9%		35.0%	31.6%	34.6%
Income From Continuing Operations, Net of Tax	$816.4	$767.6		$686.1	$402.6	$587.8
(Loss) From Discontinued Operations, Net of Tax(1)	(898.0)	(17.2)		(11.1)	(11.9)	—

Net (Loss) Income	$(81.6)	$750.4		$675.0	$390.7	$587.8

Common Share Statistics
Basic EPS:
Income From Continuing Operations	$2.11	$1.96		$1.68	$1.20	$1.95
(Loss) From Discontinued Operations	$(2.32)	$(0.04)		$(0.03)	$(0.04)	$—

Net (Loss) Income	$(0.21)	$1.92		$1.65	$1.16	$1.95
Diluted EPS:
Income From Continuing Operations	$2.09	$1.93		$1.65	$1.17	$1.89
(Loss) From Discontinued Operations	$(2.30)	$(0.04)		$(0.03)	$(0.03)	$—

Net (Loss) Income	$(0.21)	$1.89		$1.62	$1.14	$1.89
Dividends Per Share	$0.03	$0.03		$0.03	$0.03	$0.03
Tangible Book Value Per Share (period end)	$28.88	$29.11		$29.76	$27.95	$41.12
Stock Price Per Share (period end)	$66.43	$78.44		$75.46	$76.82	$78.66
Total Market Capitalization (period end)	$25,602.1	$30,701.4		$31,112.2	$31,488.5	$23,944.1
Shares Outstanding (period end)	385.4	391.4		412.3	409.9	304.4
Shares Used to Compute Basic EPS	386.1	390.8		408.7	336.5	301.6
Shares Used to Compute Diluted EPS	390.8	397.5		415.5	343.8	310.4

Reported Balance Sheet Statistics (period average) (8)
Average Loans Held for Investment	$91,745	$91,145		$93,466	$74,738	$62,429
Average Earning Assets	$117,694	$119,430		$120,766	$97,849	$81,437
Average Assets	$143,291	$142,690		$143,130	$111,440	$92,295
Average Interest Bearing Deposits	$73,555	$75,218		$74,867	$53,735	$42,984
Total Average Deposits	$84,884	$86,719		$86,237	$60,382	$47,196
Average Equity	$25,344	$25,128		$25,610	$18,311	$16,310
Return on Average Assets (ROA)	2.28%	2.15%		1.92%	1.45%	2.55%
Return on Average Equity (ROE)	12.89%	12.22%		10.72%	8.79%	14.42%

Reported Balance Sheet Statistics (period end)(8)
Loans Held for Investment	$93,789	$90,930		$90,869	$96,512	$63,612
Total Assets	$143,884	$141,917		$143,832	$144,361	$94,907
Interest Bearing Deposits	$72,503	$74,444		$76,306	$74,123	$43,468
Total Deposits	$83,343	$85,680		$87,664	$85,771	$47,613

Performance Statistics (Reported)(8)
Net Interest Income Growth (annualized)	22%	(16)%		61%	30%	33%
Non Interest Income Growth (annualized)	36%	45%		25%	(20)%	12%
Revenue Growth (annualized)	30%	16%		41%	1%	20%
Net Interest Margin	5.52%	5.15%		5.31%	5.69%	6.36%
Revenue Margin	12.83%	11.76%		11.19%	12.53%	15.01%
Risk Adjusted Margin(11)	11.20%	10.41%		9.77%	10.72%	13.20%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	8.43%	8.93%		8.45%	10.50%	11.06%
Efficiency Ratio(12)	50.74%	55.36%		58.42%	64.05%	56.50%

Asset Quality Statistics (Reported)(8)
Allowance	$2,237	$2,113		$2,105	$2,180	$1,840
Allowance as a % of Reported Loans Held for Investment	2.39%	2.32%		2.32%	2.26%	2.89%
Net Charge-Offs	$480	$401		$430	$443	$369
Net Charge-Off Rate	2.09%	1.76	%(14)	1.84%	2.37%	2.36%

Full-time equivalent employees (in thousands)	27.5	29.5		30.8	31.1	21.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

(in millions)	2007 Q3	2007 Q2		2007 Q1	2006 Q4	2006 Q3
Earnings (Managed Basis)
Net Interest Income	$2,803.4	$2,613.3	(2)	$2,602.5	$2,339.1	$2,217.8
Non-Interest Income	1,518.0	1,387.5		1,294.1 (3)	1,210.3	1,275.4

Total Revenue(6)	4,321.4	4,000.8		3,896.6	3,549.4	3,493.2
Provision for Loan Losses	1,142.7	887.1		867.7	998.1	867.9
Marketing Expenses	332.7	326.1		330.9	395.4	368.5
Restructuring Expenses(5)	19.4	91.1		—	—	—
Operating Expenses	1,582.2 (4)	1,617.4	(4),(13)	1,643.2 (4)	1,567.3	1,358.1

Income Before Taxes	1,244.4	1,079.1		1,054.8	588.6	898.7
Tax Rate(7)	34.4%	28.9%		35.0%	31.6%	34.6%
Income From Continuing Operations, Net of Tax	$816.4	$767.6		$686.1	$402.6	$587.8
(Loss) From Discontinued Operations, Net of Tax(1)	(898.0)	(17.2)		(11.1)	(11.9)	—

Net (Loss) Income	$(81.6)	$750.4		$675.0	$390.7	$587.8

Managed Balance Sheet Statistics (period average)(8)
Average Loans Held for Investment	$143,781	$142,616		$144,113	$123,902	$110,512
Average Earning Assets	$167,578	$168,841		$169,358	$145,113	$127,742
Average Assets	$194,528	$193,446		$193,034	$159,947	$139,833
Return on Average Assets (ROA)	1.68%	1.59%		1.42%	1.01%	1.68%

Managed Balance Sheet Statistics (period end)(8)
Loans Held for Investment(8)	$144,769	$143,498		$142,005	$146,151	$112,239
Total Assets	$194,019	$193,682		$194,252	$193,267	$142,977
Tangible Assets(10)	$180,363	$179,888		$180,501	$179,487	$138,817
Tangible Common Equity(9)	$11,131	$11,393		$12,270	$11,455	$12,517
Tangible Common Equity to Tangible Assets Ratio	6.17%	6.33%		6.80%	6.38%	9.02%
% Off-Balance Sheet Securitizations	35%	37%		36%	34%	43%

Performance Statistics (Managed)(8)
Net Interest Income Growth (annualized)	29%	2%		45%	22%	14%
Non Interest Income Growth (annualized)	38%	29%		28%	(20)%	25%
Revenue Growth (annualized)	32%	11%		39%	6%	18%
Net Interest Margin	6.69%	6.19%		6.15%	6.45%	6.94%
Revenue Margin	10.31%	9.48%		9.20%	9.78%	10.94%
Risk Adjusted Margin(11)	7.86%	7.37%		6.97%	7.23%	8.41%
Non Interest Expense as a of Average Loans Held for Investment (annualized)	5.38%	5.71%		5.48%	6.34%	6.25%
Efficiency Ratio(12)	44.31%	48.58%		50.66%	55.30%	49.43%

Asset Quality Statistics (Managed)(8)
Net Charge-Offs	$1,027	$891		$947	$927	$806
Net Charge-Off Rate	2.86%	2.50	%(14)	2.63%	2.99%	2.92%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	On August 20, 2007, the Company announced that it would cease residential mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage which was acquired in Q4 2006. The results of the residential mortgage origination operations are being reported as discontinued operations for each period presented subsequent to the acquisition. The results of GreenPoint's Mortgage Servicing Business are reported as continuing operations for each period presented subsequent to the acquisition. The Company recorded a loss from discontinued operations of $898.0 million after-tax for Q3 2007. Approximately $646.0 million after-tax of this loss resulted from the non-cash write-down of goodwill associated with the acquisition of GreenPoint Mortgage as part of the North Fork Bancorporation in December 2006. The remaining $252.0 million of after-tax loss includes approximately $177.8 million after-tax valuation adjustments related to ongoing operations, $59.0 million in after-tax restructuring charges associated with severance benefits and facilities closure, and $15.2 million in loss from operations in the third quarter.

(2)	Includes a $17.4 million gain from the early extinguishment of Trust Preferred Securities in Q2 2007 included as a component of Interest expense.

(3)	Includes a $46.2 million gain resulting from the sale of a 7% stake in the privately held company, DealerTrack Holding Inc., a leading provider of on-demand software and data solutions for the automotive retail industry in Q1 2007.

(4)	Includes core deposit intangible amortization expense of $52.4 million in Q3 2007, $53.7 million in Q2 2007 and $55.0 million in Q1 2007, and integration costs of $30.3 million in Q3 2007, $24.5 million in Q2 2007 and $14.6 million in Q1 2007.

(5)	During the second quarter of 2007, the Company announced a broad-based initiative to reduce expenses and improve its competitive cost position. As part of this initiative $19.4 million and $91.1 million of restructuring charges were recognized as part of continuing operations during Q3 2007 and Q2 2007, respectively.

(6)	In accordance with the Company's finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2007 - $310.5 million, Q2 2007 - $236.3 million, Q1 2007 - $213.6 million, Q4 2006 - $248.3 million, and Q3 2006 - $226.3 million.

(7)	Includes a $69.0 million benefit in Q2 2007 resulting from changes in the Company’s international tax position and tax benefits from resolution of tax issues and miscellaneous tax adjustments in prior periods as follows: Q1 2007 - $11.7 million, Q4 2006 - $28.8 million and Q3 2006 - $18.7 million.

(8)	Based on continuing operations. Average equity and return on equity are based on the Company's stockholder’s equity.

(9)	Includes stockholders' equity and preferred interests less intangible assets and related deferred tax liability. Tangible Common Equity on a reported and managed basis is the same.

(10)	Tangible assets include managed assets less intangible assets.

(11)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(12)	Efficiency ratio is Non-interest expense less restructuring expense divided by total revenue.

(13)	Includes a charge of $39.8 million as a result of the accelerated vesting of equity awards made in connection with the transition of the management team for Capital One’s Banking business following the North Fork acquisition in Q4 2006.

(14)	Managed and reported net charge-off rate for Q2 2007 was positively impacted 11 and 17 basis points, respectively, due to the implementation of a change in customer statement generation from 30 to 25 days grace. The change did not have a material impact on Net Provision for Q2 2007.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2007 Q3	2007 Q2		2007 Q1	2006 Q4	2006 Q3
Local Banking: (3)
Interest Income	$1,746,683	$1,724,239		$1,740,132	$721,102	$719,207
Interest Expense	1,161,758	1,139,774		1,166,563	476,523	461,009

Net interest income	$584,925	$584,465		$573,569	$244,579	$258,198
Non-interest income	195,204	210,581		200,141	112,021	115,526
Provision for loan losses	(58,285)	23,929		23,776	(21,549)	5,495
Other non-interest expenses	543,390	548,462		554,598	307,810	297,080
Income tax provision	102,693	77,821		68,339	24,619	24,902

Net income	$192,331	$144,834		$126,997	$45,720	$46,247

Loans Held for Investment	$42,233,665	$41,919,645		$41,642,594	$12,145,533	$13,326,088
Average Loans Held for Investment	$41,992,618	$42,110,537		$41,846,678	$13,330,876	$13,171,414
Core Deposits(2)	$63,118,580	$63,828,306		$62,962,395	$27,071,324	$26,997,345
Total Deposits	$73,419,558	$74,482,705		$74,509,054	$35,334,610	$35,163,849

Loans Held for Investment Yield	7.13%	7.03%		6.99%	7.98%	8.02%
Net Interest Margin - Loans (4)	1.79%	1.88%		1.91%	3.21%	3.30%
Net Interest Margin - Deposits (5)	2.09%	2.01%		1.98%	1.50%	1.62%
Efficiency Ratio (7)	69.65%	68.98%		71.68%	86.32%	79.49%
Net charge-off rate	0.19%	0.19%		0.15%	0.40%	0.48%
Non Performing Loans	$112,794	$80,781		$80,162	$57,824	$79,042
Non Performing Loans as a % of Loans Held for Investment	0.27%	0.19%		0.19%	0.48%	0.59%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.18%	5.21%		5.30%	9.24%	9.02%

Number of Active ATMs	1,282	1,253		1,236	661	623
Number of locations	732	724		723	358	342

National Lending:
Interest Income	$3,511,878	$3,261,042		$3,254,596	$3,182,013	$3,078,097
Interest Expense	1,232,115	1,197,106		1,184,284	1,163,106	1,089,279

Net interest income	$2,279,763	$2,063,936		$2,070,312	$2,018,907	$1,988,818
Non-interest income	1,312,146	1,177,139		1,138,499	1,105,240	1,213,924
Provision for loan losses	1,196,087	869,149		849,216	1,010,837	862,375
Other non-interest expenses	1,367,607	1,366,282		1,422,169	1,534,523	1,411,882
Income tax provision	352,847	346,547		322,877	205,768	324,366

Net income	$675,368	$659,097		$614,549	$373,019	$604,119

Loans Held for Investment	$102,556,271	$101,590,039		$100,371,532	$102,359,180	$98,909,970
Average Loans Held for Investment	$101,805,584	$100,520,138		$102,276,581	$99,881,480	$97,309,087
Core Deposits(2)	$470	$1,124		$3,212	$6,061	$137,602
Total Deposits	$2,295,131	$2,411,435		$2,409,291	$2,383,902	$2,461,941

Loans Held for Investment Yield	13.77%	12.95%		12.70%	12.72%	12.63%
Net Interest Margin	8.96%	8.21%		8.10%	8.09%	8.18%
Revenue Margin	14.11%	12.90%		12.55%	12.51%	13.17%
Risk Adjusted Margin	10.15%	9.43%		8.90%	8.88%	9.92%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.37%	5.44%		5.56%	6.15%	5.80%
Efficiency Ratio (7)	38.07%	42.16%		44.32%	49.12%	44.08%
Net charge-off rate	3.96%	3.47	%(6)	3.65%	3.63%	3.25%
Delinquency Rate (30+ days)	4.70%	3.89%		3.63%	4.09%	3.70%

Number of Loan Accounts (000s)	48,473	48,536		48,668	49,374	49,176

Other: (3)
Net interest income	$(61,250)	$(35,056)		$(41,427)	$75,586	$(29,194)
Non-interest income	10,639	(249)		(44,564)	(6,915)	(54,041)
Provision for loan losses	5,023	(5,981)		(5,330)	8,840	27
Restructuring expenses	19,354	91,074		—	—	—
Other non-interest expenses	3,870	28,717		(2,720)	120,353	17,667
Income tax benefit	(27,530)	(112,796)		(22,519)	(44,395)	(38,402)

Net loss	$(51,328)	$(36,319)		$(55,422)	$(16,127)	$(62,527)

Loans Held for Investment	$(21,375)	$(11,928)		$(9,084)	$31,646,555	$2,488
Core Deposits(2)	$5,967,308	$6,937,760		$7,532,854	$42,819,710	$7,301,435
Total Deposits	$7,628,125	$8,786,315		$10,745,405	$48,052,380	$9,987,360

Total:
Interest Income	$4,646,430	$4,380,376		$4,359,663	$3,901,560	$3,595,874
Interest Expense	1,842,992	1,767,031		1,757,209	1,562,488	1,378,052

Net interest income	$2,803,438	$2,613,345		$2,602,454	$2,339,072	$2,217,822
Non-interest income	1,517,989	1,387,471		1,294,076	1,210,346	1,275,409
Provision for loan losses	1,142,825	887,097		867,662	998,128	867,897
Restructuring expenses	19,354	91,074		—	—	—
Other non-interest expenses	1,914,867	1,943,461		1,974,047	1,962,686	1,726,629
Income tax provision	428,010	311,572		368,697	185,992	310,866

Income From Continuing Operations, Net of Tax	$816,371	$767,612		$686,124	$402,612	$587,839

Loans Held for Investment	$144,768,561	$143,497,756		$142,005,042	$146,151,268	$112,238,546
Core Deposits(2)	$69,086,358	$70,767,190		$70,498,461	$69,897,095	$34,436,382
Total Deposits	$83,342,814	$85,680,455		$87,663,750	$85,770,892	$47,613,150

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures.”

On August 20, 2007, the Company announced that it would cease residential mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the residential mortgage origination operations are reported as discontinued operations and excluded from the segment results presented. The results of GreenPoint's Mortgage Servicing Business are reported as continuing operations for each period presented and included in Local Banking results for 2007 and in Other for Q4 2006.

(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.
(3)	Results of the North Fork acquisition were included in the Other category for Q4 2006.
(4)	Interest Income - funds transfer pricing charges divided by average managed loans
(5)	Interest Expense - funds transfer pricing credits divided by average retail deposits
(6)	Net charge-off rate for Q2 2007 was positively impacted by 16 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.
(7)	Efficiency ratio is Non-Interest Expenses divided by total Managed Revenue

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUBSEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2007 Q3	2007 Q2		2007 Q1	2006 Q4	2006 Q3
US Card:
Interest Income	$1,953,967	$1,779,670		$1,813,846	$1,795,345	$1,734,459
Interest Expense	596,767	590,236		602,505	600,821	554,708

Net interest income	$1,357,200	$1,189,434		$1,211,341	$1,194,524	$1,179,751
Non-interest income	975,502	842,428		778,606	795,881	881,304
Provision for loan losses	662,428	402,589		373,836	554,698	451,782
Non-interest expenses	815,470	808,769		861,020	916,963	899,062
Income tax provision	294,053	282,253		259,751	181,561	248,574

Net income	$560,751	$538,251		$495,340	$337,183	$461,637

Loans Held for Investment	$49,573,279	$50,032,530		$49,681,559	$53,623,680	$51,127,654
Average Loans Held for Investment	$49,682,666	$49,573,957		$51,878,104	$51,686,135	$50,131,562

Loans Held for Investment Yield	15.73%	14.36%		13.99%	13.89%	13.84%
Net Interest Margin	10.93%	9.60%		9.34%	9.24%	9.41%
Revenue Margin	18.78%	16.39%		15.34%	15.40%	16.45%
Risk Adjusted Margin	14.65%	12.66%		11.35%	11.58%	13.05%
Non-Interest Expenses as a % of Average Loans Held for Investment	6.57%	6.53%		6.64%	7.10%	7.17%
Efficiency Ratio (2)	34.96%	39.80%		43.27%	46.07%	43.62%
Net charge-off rate	4.13%	3.73	%(5)	3.99%	3.82%	3.39%
Delinquency Rate (30+ days)	4.46%	3.41%		3.48%	3.74%	3.53%

Purchase Volume (3)	$21,522,104	$21,781,462		$19,346,812	$22,782,451	$21,450,024
Number of Loan Accounts (000s)	36,504	36,608		36,758	37,630	37,483

Auto Finance:
Interest Income	$661,471	$651,821		$637,609	$593,268	$575,376
Interest Expense	283,949	277,783		265,556	242,311	227,053

Net interest income	$377,522	$374,038		$372,053	$350,957	$348,323
Non-interest income	13,514	23,273		60,586	14,143	21,181
Provision for loan losses	244,537	182,278		200,058	151,171	161,145
Non-interest expenses	152,275	157,044		164,948	162,022	154,014
Income tax provision	(1,987)	19,948		23,266	18,167	19,021

Net (loss) income	$(3,789)	$38,041		$44,367	$33,740	$35,324

Loans Held for Investment	$24,335,242	$24,067,760		$23,930,547	$21,751,827	$21,158,797
Average Loans Held for Investment	$24,170,047	$23,898,070		$23,597,675	$21,498,205	$20,812,533

Loans Held for Investment Yield	10.95%	10.91%		10.81%	11.04%	11.06%
Net Interest Margin	6.25%	6.26%		6.31%	6.53%	6.69%
Revenue Margin	6.47%	6.65%		7.33%	6.79%	7.10%
Risk Adjusted Margin	2.91%	4.30%		5.04%	3.94%	4.76%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.52%	2.63%		2.80%	3.01%	2.96%
Efficiency Ratio (2)	38.94%	39.53%		38.13%	44.38%	41.68%
Net charge-off rate	3.56%	2.35%		2.29%	2.85%	2.34%
Delinquency Rate (30+ days)	7.15%	6.00%		4.64%	6.35%	5.18%

Auto Loan Originations	$3,248,747	$2,992,427		$3,311,868	$3,078,877	$3,158,481
Number of Loan Accounts (000s)	1,731	1,771		1,762	1,589	1,558

Global Financial Services:
Interest Income	$896,440	$829,551		$803,141	$793,400	$768,262
Interest Expense	351,399	329,087		316,223	319,974	307,518

Net interest income	$545,041	$500,464		$486,918	$473,426	$460,744
Non-interest income	323,130	311,438		299,307	295,216	311,439
Provision for loan losses	289,122	284,282		275,322	304,968	249,448
Non-interest expenses	399,862	400,469		396,201	455,538	358,806
Income tax provision	60,781	44,346		39,860	6,040	56,771

Net income	$118,406	$82,805		$74,842	$2,096	$107,158

Loans Held for Investment	$28,647,750	$27,489,749		$26,759,426	$26,983,673	$26,623,519
Average Loans Held for Investment	$27,952,871	$27,048,111		$26,800,802	$26,697,140	$26,364,992

Loans Held for Investment Yield (4)	12.72%	12.16%		11.88%	11.80%	11.58%
Net Interest Margin	7.80%	7.40%		7.27%	7.09%	6.99%
Revenue Margin	12.42%	12.01%		11.73%	11.52%	11.72%
Risk Adjusted Margin	8.42%	8.03%		7.55%	7.63%	8.02%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.72%	5.92%		5.91%	6.83%	5.44%
Efficiency Ratio (2)	46.06%	49.32%		50.39%	59.27%	46.47%
Net charge-off rate	4.00%	3.98%		4.18%	3.89%	3.70%
Delinquency Rate (30+ days)	3.02%	2.93%		2.99%	2.97%	2.86%

Number of Loan Accounts (000s)	10,238	10,157		10,148	10,155	10,135

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures.”
(2)	Efficiency ration is non-Interest Expenses divided by total Managed Revenue
(3)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(4)	Excludes “GFS - Home Loans Originations” and “GFS - Settlement Services” from Other Interest Income.
(5)	Net charge-off rate for Q2 2007 was positively impacted by 31 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended September 30, 2007

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures(3)
Net interest income	$1,624,474	$1,178,964	$2,803,438
Non-interest income	2,149,662	$(631,673)	1,517,989

Total revenue	3,774,136	$547,291	4,321,427
Provision for loan losses	595,534	$547,291	1,142,825
Net charge-offs	$480,065	$547,291	$1,027,356

Balance Sheet Measures
Loans Held for Investment	$95,405,217	$50,980,053	$146,385,270
Total assets	$147,154,835	$50,135,190	$197,290,025
Average loans Held for Investment	$92,450,865	$52,036,422	$144,487,287
Average earning assets	$121,169,771	$49,884,042	$171,053,813
Average total assets	$147,884,578	$51,237,294	$199,121,872
Delinquencies	$3,077,211	$2,020,368	$5,097,579

(1)	Income statement adjustments reclassify the net of finance charges of $1,659.5 million, past-due fees of $262.7 million, other interest income of $(42.7) million and interest expense of $700.5 million; and net charge-offs of $547.3 million from Non-interest income to Net interest income and Provision for loan losses, respectively.
(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.
(3)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of	As of	As of
	September 30	June 30	September 30
	2007	2007(1)	2006(1)
Assets:
Cash and due from banks	$1,819,121	$2,354,393	$1,461,132
Federal funds sold and resale agreements	1,922,735	3,940,269	3,340,809
Interest-bearing deposits at other banks	703,805	753,160	797,708

Cash and cash equivalents	4,445,661	7,047,822	5,599,649
Securities available for sale	19,959,247	20,203,381	13,631,409
Mortgage loans held for sale	1,454,457	2,732,044	311,169
Loans held for investment	95,405,217	91,617,353	63,612,169
Less: Allowance for loan and lease losses	(2,320,000)	(2,120,000)	(1,840,000)

Net loans held for investment	93,085,217	89,497,353	61,772,169
Accounts receivable from securitizations	6,905,859	5,481,686	5,617,113
Premises and equipment, net	2,268,034	2,260,928	1,532,006
Interest receivable	793,693	768,617	529,104
Goodwill	12,952,838	13,612,005	3,964,177
Other	5,289,829	4,334,121	1,949,950

Total assets	$147,154,835	$145,937,957	$94,906,746

Liabilities:
Non-interest-bearing deposits	$10,840,189	$11,236,110	$4,145,173
Interest-bearing deposits	72,502,625	74,444,345	43,467,977
Senior and subordinated notes	10,784,182	9,222,506	8,701,794
Other borrowings	22,722,519	20,681,289	17,619,817
Interest payable	552,674	543,805	387,000
Other	4,965,794	4,623,241	3,908,008

Total liabilities	122,367,983	120,751,296	78,229,769

Stockholders' Equity:
Common stock	4,183	4,174	3,065
Paid-in capital, net	15,768,525	15,682,009	7,237,785
Retained earnings and cumulative other comprehensive income	11,395,226	11,386,625	9,551,504
Less: Treasury stock, at cost	(2,381,082)	(1,886,147)	(115,377)

Total stockholders' equity	24,786,852	25,186,661	16,676,977

Total liabilities and stockholders' equity	$147,154,835	$145,937,957	$94,906,746

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended
	September 30	June 30 (1)	September 30 (1)	September 30	September 30 (1)
	2007	2007	2006	2007	2006
Interest Income:
Loans held for investment, including past-due fees	$2,381,096	$2,255,573	$1,814,803	$6,963,349	$5,044,362
Securities available for sale	252,550	237,978	151,616	694,608	483,078
Other	133,321	145,135	98,652	460,005	313,370

Total interest income	2,766,967	2,638,686	2,065,071	8,117,962	5,840,810

Interest Expense:
Deposits	740,091	749,603	442,571	2,220,177	1,262,412
Senior and subordinated notes	144,643	134,061	96,300	417,250	275,361
Other borrowings	257,759	216,441	231,685	712,937	604,563

Total interest expense	1,142,493	1,100,105	770,556	3,350,364	2,142,336

Net interest income	1,624,474	1,538,581	1,294,515	4,767,598	3,698,474
Provision for loan and lease losses	595,534	396,713	430,566	1,342,292	963,281

Net interest income after provision for loan and lease losses	1,028,940	1,141,868	863,949	3,425,306	2,735,193

Non-Interest Income:
Servicing and securitizations	1,354,303	1,226,896	1,071,091	3,569,281	3,250,201
Service charges and other customer-related fees	522,374	482,979	459,125	1,484,820	1,308,254
Mortgage banking operations	52,661	68,365	44,520	172,476	118,378
Interchange	103,799	125,979	150,474	347,889	401,503
Other	116,525	67,632	36,175	321,417	251,213

Total non-interest income	2,149,662	1,971,851	1,761,385	5,895,883	5,329,549

Non-Interest Expense:
Salaries and associate benefits	627,358	667,904	554,504	1,970,433	1,607,113
Marketing	332,693	326,067	368,498	989,654	1,048,964
Communications and data processing	194,551	192,620	183,020	569,405	524,958
Supplies and equipment	134,639	116,434	111,625	384,971	322,837
Occupancy	77,597	75,843	49,710	230,835	151,840
Restructuring expense	19,354	91,074	—	110,428	—
Other	548,029	564,593	459,272	1,687,077	1,325,293

Total non-interest expense	1,934,221	2,034,535	1,726,629	5,942,803	4,981,005

Income from continuing operations before income taxes	1,244,381	1,079,184	898,705	3,378,386	3,083,737
Income taxes	428,010	311,572	310,866	1,108,279	1,059,972

Income from continuing operations, net of tax(2)	816,371	767,612	587,839	2,270,107	2,023,765

(Loss) from discontinued operations, net of tax	(898,029)	(17,240)	—	(926,343)	—

Net (loss) income	$(81,658)	$750,372	$587,839	$1,343,764	$2,023,765

Basic earnings per share
Net income from continuing operations	$2.11	$1.96	$1.95	$5.74	$6.73
Net (loss) from discontinued operations	(2.32)	(0.04)	—	(2.34)	—

Net (loss) income	$(0.21)	$1.92	$1.95	$3.40	$6.73

Diluted earnings per share
Net income from continuing operations	$2.09	$1.93	$1.89	$5.66	$6.53
Net (loss) from discontinued operations	(2.30)	(0.04)	—	(2.31)	—

Net (loss) income	$(0.21)	$1.89	$1.89	$3.35	$6.53

Dividends paid per share	$0.03	$0.03	$0.03	$0.08	$0.08

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

(2)	On August 20, 2007, the Company announced that it would cease residential mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, which was acquired in Q4 2006. The results of the residential mortgage origination operations are being reported as discontinued operations for each period presented subsequent to the acquisition.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 9/30/07			Quarter Ended 6/30/07 (1)			Quarter Ended 9/30/06 (1)
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning assets:
Loans held for investment	91,744,846	2,381,096	10.38%	91,144,738	2,255,573	9.90%	62,428,789	1,814,803	11.63%
Securities available for sale	20,041,177	252,550	5.04%	19,144,926	237,978	4.97%	14,259,073	151,616	4.25%
Other	5,908,249	133,321	9.03%	9,140,405	145,135	6.35%	4,749,636	98,652	8.31%

Total earning assets (2)	$117,694,272	$2,766,967	9.40%	$119,430,069	$2,638,686	8.84%	$81,437,498	$2,065,071	10.14%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$4,759,665	$34,030	2.86%	$5,115,994	$36,764	2.87%	$619,460	$4,816	3.11%
Money market deposit accounts	28,696,735	294,873	4.11%	27,612,189	276,038	4.00%	11,237,206	103,073	3.67%
Savings accounts	8,345,638	37,474	1.80%	8,409,684	36,294	1.73%	3,911,765	28,604	2.92%
Other Consumer Time Deposits	17,203,453	194,256	4.52%	18,494,150	217,700	4.71%	14,325,784	153,881	4.30%
Public Fund CD’s of $100,000 or more	1,884,767	23,092	4.90%	1,981,883	24,290	4.90%	1,022,465	13,046	5.10%
CD’s of $100,000 or more	8,673,860	103,296	4.76%	9,609,949	107,491	4.47%	8,302,487	95,229	4.59%
Foreign time deposits	3,991,056	53,070	5.32%	3,994,639	51,026	5.11%	3,564,708	43,922	4.93%

Total Interest-bearing deposits	$73,555,174	$740,091	4.02%	$75,218,488	$749,603	3.99%	$42,983,875	$442,571	4.12%
Senior and subordinated notes	9,811,821	144,643	5.90%	9,336,130	134,061	5.74%	6,544,768	96,300	5.89%
Other borrowings	18,892,876	257,759	5.46%	17,124,784	216,441	5.06%	18,010,737	231,685	5.15%

Total interest-bearing liabilities	$102,259,871	$1,142,493	4.47%	$101,679,402	$1,100,105	4.33%	$67,539,380	$770,556	4.56%

Net interest spread			4.93%			4.51%			5.58%

Interest income to average earning assets			9.40%			8.84%			10.14%
Interest expense to average earning assets			3.88%			3.69%			3.78%

Net interest margin			5.52%			5.15%			6.36%

(1)	Prior period amounts have been reclassified to conform with current period presentation.
(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 9/30/07			Quarter Ended 6/30/07 (2)			Quarter Ended 9/30/06 (2)
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning assets:
Loans held for investment	143,781,268	4,324,272	12.03%	142,616,011	4,055,689	11.38%	110,512,266	3,401,130	12.31%
Securities available for sale	20,041,177	252,550	5.04%	19,144,926	237,978	4.97%	14,259,073	151,616	4.25%
Other	3,755,869	69,610	7.41%	7,080,441	86,709	4.90%	2,970,236	43,128	5.81%

Total earning assets (3)	$167,578,314	$4,646,432	11.09%	$168,841,378	$4,380,376	10.38%	$127,741,575	$3,595,874	11.26%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$4,759,665	$34,030	2.86%	$5,115,994	$36,764	2.87%	$619,460	$4,816	3.11%
Money market deposit accounts	28,696,735	294,873	4.11%	27,612,189	276,038	4.00%	11,237,206	103,073	3.67%
Savings accounts	8,345,638	37,474	1.80%	8,409,684	36,294	1.73%	3,911,765	28,604	2.92%
Other Consumer Time Deposits	17,203,453	194,256	4.52%	18,494,150	217,700	4.71%	14,325,784	153,881	4.30%
Public Fund CD’s of $100,000 or more	1,884,767	23,092	4.90%	1,981,883	24,290	4.90%	1,022,465	13,046	5.10%
CD’s of $100,000 or more	8,673,860	103,296	4.76%	9,609,949	107,491	4.47%	8,302,487	95,229	4.59%
Foreign time deposits	3,991,056	53,070	5.32%	3,994,639	51,026	5.11%	3,564,708	43,922	4.93%

Total Interest-bearing deposits	$73,555,174	$740,091	4.02%	$75,218,488	$749,603	3.99%	$42,983,875	$442,571	4.12%
Senior and subordinated notes	9,811,821	144,643	5.90%	9,336,130	134,061	5.74%	6,544,768	96,300	5.89%
Other borrowings	18,892,876	257,759	5.46%	17,124,784	216,441	5.06%	18,010,737	231,672	5.15%
Securitization liability	51,320,446	700,501	5.46%	50,841,894	666,926	5.25%	47,648,021	607,510	5.10%

Total interest-bearing liabilities	$153,580,317	$1,842,994	4.80%	$152,521,296	$1,767,031	4.63%	$115,187,401	$1,378,053	4.79%

Net interest spread			6.29%			5.75%			6.47%

Interest income to average earning assets			11.09%			10.38%			11.26%
Interest expense to average earning assets			4.40%			4.19%			4.32%

Net interest margin			6.69%			6.19%			6.94%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.
(2)	Prior period amounts have been reclassified to conform with current period presentation.
(3)	Average balances, income and expenses, yields and rates are based on continuing operations.

News Release

FOR IMMEDIATE RELEASE: October 18, 2007

Contacts:	Investor Relations	Media Relations
	Jeff Norris	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Third Quarter Earnings

Affirms earnings guidance of approximately $5.00 per share in 2007

McLean, Va. (Oct. 18, 2007) – Capital One Financial Corporation (NYSE: COF) today announced a net loss for the third quarter of 2007 of $81.6 million, or $0.21 per share (diluted). Earnings were $2.09 per share (diluted) excluding the loss from discontinued operations of $898.0 million related to the shutdown of GreenPoint Mortgage announced in August 2007. This compares to net income of $587.8 million, or $1.89 per share (diluted), for the third quarter of 2006, and income from continuing operations of $767.6 million, or $1.93 per share (diluted), for the second quarter of 2007. Additionally, the Company continues to expect earnings for 2007 of approximately $5.00 per share (diluted).

“Capital One remains focused on driving revenue growth, reducing costs, and effectively deploying capital to generate strong returns for our investors,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Our businesses are generating robust revenue margins, even as we continue to take a cautious approach to underwriting and managing credit risk in the current environment.”

Highlights of the quarter:

•

Announced the shutdown of GreenPoint Mortgage, which is largely complete. When the Company announced the shutdown, it estimated total after-tax charges to be $860 million, whereas the total impact in the third quarter of 2007 was approximately $883 million due primarily to increased valuation adjustments. The Company expects to incur approximately $23 million of additional after-tax charges associated with GreenPoint Mortgage in the fourth quarter of 2007 and into early 2008.

•

Executed $477.5 million of open market share repurchases in the quarter, and completed the $1.5 billion Accelerated Share Repurchase program that was launched in April. The Company expects to complete the $3.0 billion share repurchase program in the fourth quarter with additional repurchases of $772.5 million.

•	Successfully executed $3.8 billion in funding transactions despite difficult capital market conditions.

•	Company-wide cost initiative and bank integration programs remain on track.

- more -

Capital One Reports Third Quarter Earnings

“Earnings from continuing operations in the third quarter grew 6.4 percent over the second quarter of 2007 driven by increased revenues which more than offset increased credit costs in the quarter,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “We also realized significant operating leverage. Continued cost discipline and capital management will be two key drivers of future shareholder returns.”

Total Company Results

•

Total deposits at the end of the third quarter of $83.3 billion were down $2.3 billion from the second quarter of 2007 primarily as a result of the intended run-off of high cost brokered and public deposits.

•	Managed loans held for investment from continuing operations increased from the previous quarter by $1.3 billion driven largely by the growth in Global Financial Services.

•

Total managed revenue is up 8.0 percent relative to the second quarter of 2007 driven largely by revenue margin expansion in our U.S. Card sub-segment. The company expects 2008 revenue growth to be in-line or slightly higher than asset growth.

•

Provision expense was up quarter over quarter and year over year, in anticipation of higher charge-offs over the next twelve months, primarily in U.S. Card and Auto Finance. The provision increase related to continuing operations of $124.2 million is net of a $91.4 million release in allowance associated with the integration of bank allowance methodologies. Without this methodology change, the allowance would have increased $215.6 million due primarily to a build in the National Lending segment.

•

Operating expenses declined $35.2 million relative to the second quarter of 2007 driven by continued efficiency gains across the businesses. Looking forward, the company expects its operating efficiency ratio to be in the mid-forty percent range for the full year 2008.

Segment Results

Local Banking Segment highlights relative to Q2 2007

•

Net income of $192.3 million was up $47.5 million over the second quarter due primarily to a third quarter release in reserves that resulted from aligning the Banking segment’s allowance methodologies with the company’s methodology.

•	Loans held for investment were essentially flat relative to the second quarter of 2007 at $42.2 billion. Total Bank deposits declined $1.1 billion to $73.4 billion.

Capital One Reports Third Quarter Earnings

•	Credit at the Bank remained strong and stable, with the net charge-off rate at 19 basis points and non-performing loans at 27 basis points.

•	Integration efforts continue to be on track.

National Lending Segment

Following are highlights from the National Lending Segment, followed by highlights from each of the sub-segments of National Lending: U.S. Card, Global Financial Services (GFS), and Auto Finance. Mortgage Finance information is now included in Discontinued Operations.

•	Profits for the National Lending segment were up 11.8 percent as compared to the third quarter of 2006, driven by increased profits in U.S. Card and GFS.

•

The managed charge-off rate for the National Lending segment increased 71 basis points to 3.96 percent in the third quarter of 2007 from 3.25 percent in the third quarter of 2006 due to normalization of credit year over year and as a result of a mix shift in U.S. Card and credit worsening in Auto Finance. The delinquency rate of 4.70 percent for National Lending increased from 3.70 percent as of September 30, 2006.

U.S. Card highlights relative to Q3 2006

•	U.S. Card reported net income of $560.8 million, a 21.5 percent increase, year over year, driven by growth in revenue and reductions in non-interest expenses.

•

Revenue increased 13.2 percent from the third quarter of 2006 largely as a result of pricing changes implemented in some of the company’s products after completion of the card holder system conversion. This increase was partially offset by an increase in provision expense resulting from increased credit costs in the quarter and an allowance build for expected future credit losses.

•	Non-interest expenses declined 9.3 percent as the business began to leverage its new infrastructure to streamline processes and reduce costs as a part of the broader corporate cost initiative.

•

Managed loans declined from the third quarter of 2006 by 3.0 percent, or $1.6 billion to $49.6 billion at September 30, 2007, resulting from the continued low levels of marketing of teaser rate offers in the prime market and a $600.0 million portfolio sale in the first quarter of 2007.

•	Charge-offs rose in the third quarter of 2007 to 4.13 percent from 3.39 percent in the third quarter of 2006, and delinquencies rose to 4.46 percent from 3.53 percent. The increases

Capital One Reports Third Quarter Earnings

resulted primarily from continued normalization of consumer credit and the mix effects of the company’s decline in prime revolver loans. Given current loan growth and delinquency trends, the company expects the U.S. Card charge-off rate to be around 5.25 percent in the fourth quarter.

•

Delinquencies increased 105 basis points from the sequential quarter primarily due to normal seasonality, the company’s change to a 25 day grace period, changes in the company’s pricing and fee policies, and mix effects of the decline in prime revolver loan balances. These delinquency trends are consistent with the expected rise in card charge-offs in the fourth quarter.

Global Financial Services (GFS) highlights relative to Q3 2006

•	Net income rose 10.5 percent from the third quarter of 2006, to $118.4 million. Net income growth resulted from strong growth in revenues partially offset by higher provision expense.

•

Managed loans as of September 30, 2007 grew 7.6 percent, to $28.6 billion relative to September 30, 2006, with growth from North American businesses more than offsetting a modest decline in loans in the UK. About half of the dollar growth resulted from stronger Canadian and UK currencies versus the third quarter of 2006.

•	Risk metrics were up modestly from the third quarter of 2006 as expected normalization continues in the U.S. Credit in the UK remains stable.

Auto Finance highlights relative to Q3 2006

•	Auto Finance posted a net loss of $3.8 million in the quarter. A 5.8 percent increase in revenues was more than offset by a 51.7 percent increase in provision.

•

Charge-off and delinquencies increases were a result of continued consumer credit normalization from historically low levels in the third quarter of 2006, continued elevated losses, and delinquencies in recent Dealer Prime vintages, and industry-wide increases in loan-to-value ratios and extended loan terms in subprime.

•	Originations in the third quarter of $3.2 billion were up 2.9 percent compared to the year ago third quarter.

•

Managed loans of $24.3 billion as of September 30, 2007 were up 15.0 percent relative to the third quarter of 2006 from ongoing originations as well as the addition of loans from the North Fork portfolio.

Capital One Reports Third Quarter Earnings

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated October 18, 2007 for 2007 earnings, loan and deposit growth, revenue growth, return on equity, projected charge-offs for the fourth quarter of 2007 and for 2008, credit trends, dividends, operating efficiencies and ongoing cost reductions, including future financial and operating results, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: the risk that the company’s acquired businesses will not be integrated successfully and that the cost savings and other synergies from such acquisitions may not be fully realized; continued intense competition from numerous providers of products and services which compete with Capital One’s businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the risk that the benefits of the company’s restructuring initiative, including cost savings and other benefits, may not be fully realized; the success of the company’s marketing efforts; general economic conditions affecting interest rates and consumer income, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the labor market; general secondary market conditions in the mortgage industry; changes in the credit environment in the U.S. and or the UK; and the company’s ability to execute on its strategic and operational plans. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2006, and reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company, with 732 locations in New York, New Jersey, Connecticut, Texas and Louisiana. Its principal subsidiaries, Capital One Bank, Capital One Auto Finance, Inc., and Capital

Capital One Reports Third Quarter Earnings

One, N.A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $83.3 billion in deposits and $146.4 billion in managed loans outstanding as of September 30, 2007. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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NOTE: Third quarter 2007 financial results, SEC Filings, and first quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.